Exhibit 99.1

For Immediate Release
For more information, contact:
Anthony (Tony) Cristello
Standard Motor Products, Inc.
(972) 316-8107
tony.cristello@smpcorp.com

Standard Motor Products, Inc. Announces

Third Quarter 2022 Results and Quarterly Dividend

New York, NY, October 28, 2022......Standard Motor Products, Inc. (NYSE: SMP), a leading automotive parts manufacturer and distributor, reported today its consolidated financial results for the three and nine months ended September 30, 2022.

Net sales for the third quarter of 2022 were $381.4 million, compared to consolidated net sales of $370.3 million during the comparable quarter in 2021. Earnings from continuing operations for the third quarter of 2022 were $23.1 million or $1.06 per diluted share, compared to $29.2 million or $1.29 per diluted share in the third quarter of 2021. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the third quarter of 2022 were $22.9 million or $1.05 per diluted share, compared to $29.7 million or $1.32 per diluted share in the third quarter of 2021.

Consolidated net sales for the nine months ended September 30, 2022, were $1.06 billion, compared to consolidated net sales of $988.9 million during the comparable period in 2021.  Earnings from continuing operations for the nine months ended September 30, 2022, were $64.5 million or $2.91 per diluted share, compared to $79.3 million or $3.50 per diluted share in the comparable period of 2021.  Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the nine months ended September 30, 2022 and 2021 were $64.3 million or $2.90 per diluted share and $80.4 million or $3.54 per diluted share, respectively.

Mr. Eric Sills, Standard Motor Products’ Chief Executive Officer and President stated, “Overall, we are pleased with our sales results which continue to reflect the steady demand for our products as seen in our 3% sales increase over last year, with gains in both segments.”

Engine Management sales increased approximately 2% in the quarter despite tough comparisons. Excluding the Wire and Cable business, which is in secular ongoing decline, our Engine Management sales were ahead approximately 3%, in line with our long-term projections of low single digit growth. Engine Management experienced consistently higher customer POS levels throughout the quarter against record levels from 2021.

Temperature Control benefited from a strong summer season with extreme temperatures across many regions even against record heat and the difficult comparison in 2021.  Sales grew 3.3% in the quarter vs. last year, and up nearly 11% year-to-date due to a combination of favorable weather, successful pricing initiatives and overall strength in customer demand.

We were also pleased with the performance of our specialized non-aftermarket business, which focuses on custom-engineered products for niche end markets such as medium and heavy-duty vehicles, construction and agricultural equipment, power sports, and others. Our business strategy remains on track with a sales run rate of over $300 million.  Cross-selling opportunities continue to surface and customers are beginning to look beyond their current product categories and inquiring as to other potential solutions and capabilities we can provide.

In October, we acquired Kade Trading GmbH, a supplier of temperature control products across Europe. While small at $6 million in annual sales, it provides synergies to our other recent acquisitions, and provides SMP with an entry point into the European market for our temperature control products with a strong focus on the continuing electrification of thermal systems.

Consolidated operating profit was 8.8%, and was helped by the strength of the Temperature Control segment.  However, operating profit was below last year’s record levels as ongoing inflationary pressures and rising interest rates continue to create a headwind. We will be implementing additional price increases and continue to seek out cost savings opportunities to offset these higher expenses.

Our outlook for the full year has incorporated inflationary pressures and interest rate increases as noted above, and remains unchanged from our prior quarter.  We expect our full year gross margin to be approximately 27% and expect our operating profit to be in the range of 7-8% of net sales.

Finally, we are pleased to announce that our Board of Directors has approved payment of a quarterly dividend of 27 cents per share on the common stock outstanding, which will be paid on December 1, 2022 to stockholders of record on November 15, 2022.

In closing, Mr. Sills commented, “The past three years have presented some unprecedented challenges to our industry and the marketplace in general. While there remain many unknowns related to inflation, interest rates and the increasing risk of potential recession, we are confident in our ability to navigate these challenges. We appreciate and thank all our employees for their hard work and support during this difficult period.”

Conference Call
Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Friday, October 28th, 2022.  This call will be webcast and can be accessed on the Investor Relations page of our website at www.smpcorp.com and clicking on the SMP Q3'22 Earnings Call Earnings Webcast link.  Investors may also listen to the call by dialing 800-791-4813 (domestic) or 785-424-1102 (international).  Our playback will be made available for dial-in immediately following the call.  For those choosing to listen to the replay by webcast, the link should be active on our website within 24 hours after the call.  The playback number is 800-839-9562 (domestic) or 402-220-6090 (international). The participant passcode is 34579.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

STANDARD MOTOR PRODUCTS, INC.
Consolidated Statements of Operations

(In thousands, except per share amounts)
	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2022	2021	2022	2021
	(Unaudited)		(Unaudited)
NET SALES	$381,373	$370,310	$1,063,616	$988,939

COST OF SALES	274,589	265,105	770,641	700,678

GROSS PROFIT	106,784	105,205	292,975	288,261

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	73,199	66,509	204,551	183,316
RESTRUCTURING AND INTEGRATION EXPENSES	-	166	44	166
OTHER INCOME, NET	30	8	43	8

OPERATING INCOME	33,615	38,538	88,423	104,787

OTHER NON-OPERATING INCOME, NET	1,513	780	4,889	2,247

INTEREST EXPENSE	3,656	652	6,282	1,356

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	31,472	38,666	87,030	105,678

PROVISION FOR INCOME TAXES	8,280	9,481	22,407	26,315

EARNINGS FROM CONTINUING OPERATIONS	23,192	29,185	64,623	79,363

LOSS FROM DISCONTINUED OPERATION, NET OF INCOME TAXES	(14,294)	(5,122)	(17,076)	(7,139)

NET EARNINGS	8,898	24,063	47,547	72,224

NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTEREST	52	13	129	32

NET EARNINGS ATTRIBUTABLE TO SMP (a)	$8,846	$24,050	$47,418	$72,192

NET EARNINGS ATTRIBUTABLE TO SMP
EARNINGS FROM CONTINUING OPERATIONS	$23,140	$29,172	$64,494	$79,331
LOSS FROM DISCONTINUED OPERATION, NET OF INCOME TAXES	(14,294)	(5,122)	(17,076)	(7,139)
TOTAL	$8,846	$24,050	$47,418	$72,192

NET EARNINGS PER COMMON SHARE ATTRIBUTABLE TO SMP
BASIC EARNINGS FROM CONTINUING OPERATIONS	$1.08	$1.32	$2.97	$3.57
DISCONTINUED OPERATION	(0.67)	(0.23)	(0.79)	(0.32)
NET EARNINGS PER COMMON SHARE - BASIC	$0.41	$1.09	$2.18	$3.25

DILUTED EARNINGS FROM CONTINUING OPERATIONS	$1.06	$1.29	$2.91	$3.50
DISCONTINUED OPERATION	(0.66)	(0.22)	(0.77)	(0.32)
NET EARNINGS PER COMMON SHARE - DILUTED	$0.40	$1.07	$2.14	$3.18

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	21,427,393	22,090,195	21,719,281	22,201,398
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES	21,847,602	22,543,781	22,153,348	22,678,114

(a) "SMP" refers to Standard Motor Products, Inc. and subsidiaries.

STANDARD MOTOR PRODUCTS, INC.
Segment Revenues and Operating Profit
(In thousands)

	THREE MONTHS ENDED				NINE MONTHS ENDED
	SEPTEMBER 30,				SEPTEMBER 30,
	2022		2021		2022		2021
	(unaudited)				(unaudited)
Revenues
Ignition, Emission Control, Fuel & Safety
Related System Products	$215,021		$208,443		$618,198		$574,595
Wire and Cable	36,720		38,708		114,673		117,790
Engine Management	251,741		247,151		732,871		692,385

Compressors	78,211		75,080		193,551		178,031
Other Climate Control Parts	44,780		43,995		125,193		109,988
Temperature Control	122,991		119,075		318,744		288,019

All Other	6,641		4,084		12,001		8,535
Revenues	$381,373		$370,310		$1,063,616		$988,939

Gross Margin
Engine Management	$66,026	26.2%	$66,907	27.1%	$193,855	26.5%	$199,509	28.8%
Temperature Control	35,415	28.8%	33,815	28.4%	85,965	27.0%	78,468	27.2%
All Other	5,343		4,676		13,155		10,562
Gross Margin	$106,784	28.0%	$105,398	28.5%	$292,975	27.5%	$288,539	29.2%
One-Time Acquisition Costs	-	0.0%	(193)	-0.1%	-	0.0%	(278)	0.0%
Gross Margin	$106,784	28.0%	$105,205	28.4%	$292,975	27.5%	$288,261	29.1%

Selling, General & Administrative
Engine Management	$42,763	17.0%	$38,702	15.7%	$122,745	16.7%	$109,721	15.8%
Temperature Control	21,163	17.2%	17,120	14.4%	54,230	17.0%	44,952	15.6%
All Other	9,273		10,029		27,576		27,315
Selling, General & Administrative	$73,199	19.2%	$65,851	17.8%	$204,551	19.2%	$181,988	18.4%
One-Time Acquisition Costs	-	0.0%	658	0.2%	-	0.0%	1,328	0.1%
Selling, General & Administrative	$73,199	19.2%	$66,509	18.0%	$204,551	19.2%	$183,316	18.5%

Operating Income
Engine Management	$23,263	9.2%	$28,205	11.4%	$71,110	9.7%	$89,788	13.0%
Temperature Control	14,252	11.6%	16,695	14.0%	31,735	10.0%	33,516	11.6%
All Other	(3,930)		(5,353)		(14,421)		(16,753)
Subtotal	$33,585	8.8%	$39,547	10.7%	$88,424	8.3%	$106,551	10.8%
One-Time Acquisition Costs	-	0.0%	(851)	-0.2%	-	0.0%	(1,606)	-0.2%
Restructuring & Integration	-	0.0%	(166)	0.0%	(44)	0.0%	(166)	0.0%
Other Income, Net	30	0.0%	8	0.0%	43	0.0%	8	0.0%
Operating Income	$33,615	8.8%	$38,538	10.4%	$88,423	8.3%	$104,787	10.6%

STANDARD MOTOR PRODUCTS, INC.
Reconciliation of GAAP and Non-GAAP Measures

(In thousands, except per share amounts)
	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2022	2021	2022	2021
	(Unaudited)		(Unaudited)
EARNINGS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO SMP

GAAP EARNINGS FROM CONTINUING OPERATIONS	$23,140	$29,172	$64,494	$79,331

RESTRUCTURING AND INTEGRATION EXPENSES	-	166	44	166
ONE-TIME ACQUISITION COSTS	-	851	-	1,606
CERTAIN TAX CREDITS AND PRODUCTION DEDUCTIONS FINALIZED IN PERIOD	(249)	(259)	(249)	(259)
INCOME TAX EFFECT RELATED TO RECONCILING ITEMS	-	(265)	(11)	(461)

NON-GAAP EARNINGS FROM CONTINUING OPERATIONS	$22,891	$29,665	$64,278	$80,383

DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS ATTRIBUTABLE TO SMP

GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$1.06	$1.29	$2.91	$3.50

RESTRUCTURING AND INTEGRATION EXPENSES	-	0.01	-	-
ONE-TIME ACQUISITION COSTS	-	0.04	-	0.07
CERTAIN TAX CREDITS AND PRODUCTION DEDUCTIONS FINALIZED IN PERIOD	(0.01)	(0.01)	(0.01)	(0.01)
INCOME TAX EFFECT RELATED TO RECONCILING ITEMS	-	(0.01)	-	(0.02)

NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$1.05	$1.32	$2.90	$3.54

OPERATING INCOME

GAAP OPERATING INCOME	$33,615	$38,538	$88,423	$104,787

RESTRUCTURING AND INTEGRATION EXPENSES	-	166	44	166
ONE-TIME ACQUISITION COSTS	-	851	-	1,606
OTHER (INCOME) EXPENSE, NET	(30)	(8)	(43)	(8)	LAST TWELVE MONTHS ENDED		YEAR ENDED
					SEPTEMBER 30,		DECEMBER 31,
NON-GAAP OPERATING INCOME	$33,585	$39,547	$88,424	$106,551	2022	2021	2021
					(Unaudited)
EBITDA WITHOUT SPECIAL ITEMS

GAAP EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	$31,472	$38,666	$87,030	$105,678	$111,817	$136,264	$130,465

DEPRECIATION AND AMORTIZATION	7,002	7,060	20,895	20,160	27,978	27,170	27,243
INTEREST EXPENSE	3,656	652	6,282	1,356	6,954	1,577	2,028
EBITDA	42,130	46,378	114,207	127,194	146,749	165,011	159,736

RESTRUCTURING AND INTEGRATION EXPENSES	-	166	44	166	270	166	392
ONE-TIME ACQUISITION COSTS	-	851	-	1,606	105	1,606	1,711
INTANGIBLE ASSET IMPAIRMENT	-	-	-	-	-	2,600	-
SPECIAL ITEMS	-	1,017	44	1,772	375	4,372	2,103

EBITDA WITHOUT SPECIAL ITEMS	$42,130	$47,395	$114,251	$128,966	$147,124	$169,383	$161,839

MANAGEMENT BELIEVES THAT NON-GAAP EARNINGS FROM CONTINUING OPERATIONS AND NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS WHICH ARE ATTRIBUTABLE TO SMP, AND NON-GAAP OPERATING INCOME AND EBITDA WITHOUT SPECIAL ITEMS, EACH OF WHICH ARE NON-GAAP MEASUREMENTS AND ARE ADJUSTED FOR SPECIAL ITEMS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW OF THE COMPANY WITH RESPECT TO ONGOING OPERATING RESULTS.  SPECIAL ITEMS REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN UNDERSTANDING OF THE COMPANY'S OVERALL OPERATING RESULTS IN THE PERIODS PRESENTED. SUCH NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP MEASURES OF PERFORMANCE.

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Balance Sheets

(In thousands)
	September 30,	December 31,
	2022	2021
	(Unaudited)

ASSETS

CASH	$17,525	$21,755

ACCOUNTS RECEIVABLE, GROSS	236,342	186,774
ALLOWANCE FOR EXPECTED CREDIT LOSSES	5,900	6,170
ACCOUNTS RECEIVABLE, NET	230,442	180,604

INVENTORIES	534,310	468,755
UNRETURNED CUSTOMER INVENTORY	21,485	22,268
OTHER CURRENT ASSETS	25,911	17,823

TOTAL CURRENT ASSETS	829,673	711,205

PROPERTY, PLANT AND EQUIPMENT, NET	104,199	102,786
OPERATING LEASE RIGHT-OF-USE ASSETS	47,168	40,469
GOODWILL	130,727	131,652
OTHER INTANGIBLES, NET	99,756	106,234
DEFERRED INCOME TAXES	34,484	36,126
INVESTMENT IN UNCONSOLIDATED AFFILIATES	42,648	44,087
OTHER ASSETS	30,071	25,402

TOTAL ASSETS	$1,318,726	$1,197,961

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT PORTION OF REVOLVING CREDIT FACILITY	$52,100	$125,298
CURRENT PORTION OF TERM LOAN AND OTHER DEBT	6,036	3,117
ACCOUNTS PAYABLE	103,894	137,167
ACCRUED CUSTOMER RETURNS	53,857	42,412
ACCRUED CORE LIABILITY	23,845	23,663
ACCRUED REBATES	42,378	42,472
PAYROLL AND COMMISSIONS	37,539	45,058
SUNDRY PAYABLES AND ACCRUED EXPENSES	54,215	57,182

TOTAL CURRENT LIABILITIES	373,864	476,369

OTHER LONG-TERM DEBT	211,400	21
NONCURRENT OPERATING LEASE LIABILITY	38,618	31,206
ACCRUED ASBESTOS LIABILITIES	63,820	52,698
OTHER LIABILITIES	20,637	25,040

TOTAL LIABILITIES	708,339	585,334

TOTAL SMP STOCKHOLDERS' EQUITY	599,387	601,580
NONCONTROLLING INTEREST	11,000	11,047
TOTAL STOCKHOLDERS' EQUITY	610,387	612,627

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,318,726	$1,197,961

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Statements of Cash Flows

(In thousands)
	NINE MONTHS ENDED
	SEPTEMBER 30,
	2022	2021
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES

NET EARNINGS	$47,547	$72,224
ADJUSTMENTS TO RECONCILE NET EARNINGS TO NET CASH
PROVIDED BY (USED IN) OPERATING ACTIVITIES:
DEPRECIATION AND AMORTIZATION	20,895	20,160
OTHER	25,904	13,904
CHANGE IN ASSETS AND LIABILITIES:
ACCOUNTS RECEIVABLE	(51,887)	(15,343)
INVENTORY	(75,300)	(52,742)
ACCOUNTS PAYABLE	(31,844)	24,228
PREPAID EXPENSES AND OTHER CURRENT ASSETS	(6,270)	2,324
SUNDRY PAYABLES AND ACCRUED EXPENSES	3,807	18,905
OTHER	(8,327)	(4,522)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(75,475)	79,138

CASH FLOWS FROM INVESTING ACTIVITIES

ACQUISITIONS OF AND INVESTMENTS IN BUSINESSES	-	(124,663)
CAPITAL EXPENDITURES	(19,499)	(19,406)
OTHER INVESTING ACTIVITIES	12	29
NET CASH USED IN INVESTING ACTIVITIES	(19,487)	(144,040)

CASH FLOWS FROM FINANCING ACTIVITIES

NET CHANGE IN DEBT	141,457	121,854
PURCHASE OF TREASURY STOCK	(29,656)	(26,518)
DIVIDENDS PAID	(17,602)	(16,678)
PAYMENTS OF DEBT ISSUANCE COSTS	(2,128)	-
OTHER FINANCING ACTIVITIES	(54)	455
NET CASH PROVIDED BY FINANCING ACTIVITIES	92,017	79,113

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(1,285)	(555)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(4,230)	13,656

CASH AND CASH EQUIVALENTS at beginning of period	21,755	19,488
CASH AND CASH EQUIVALENTS at end of period	$17,525	$33,144